Exhibit 10.6

FORM OF RESTRICTED STOCK AGREEMENT PURSUANT TO THE ARES COMMERCIAL REAL ESTATE CORPORATION 2012 EQUITY INCENTIVE PLAN
THIS AGREEMENT (this “Agreement”) is entered into as of [•] between Ares Commercial Real Estate Corporation, a Maryland corporation (the “Company”), and [•] (the “Participant”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Ares Commercial Real Estate Corporation 2012 Equity Incentive Plan (the “Plan”).
W I T N E S S E T H
WHEREAS, the Company has adopted the Plan, a copy of which has been delivered to the Participant, which is administered by the Committee;
WHEREAS, pursuant to Section 4 of the Plan, the Committee may grant Restricted Stock to Eligible Persons; and
WHEREAS, the Participant is an Eligible Person under the Plan.
NOW, THEREFORE, the parties agree as follows:
1.Grant of Shares. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, effective on [•] (the “Grant Date”), the Company hereby awards to the Participant [•]shares of validly issued Common Stock (the “Shares”). Pursuant to Section 2 hereof, the Shares are subject to certain restrictions, which restrictions shall lapse at the times provided under Section 2(b) and 2(d) hereof. While such restrictions are in effect, the Shares subject to such restrictions shall be referred to herein as “Restricted Stock.” The Shares shall be credited to a book entry account maintained by the Company (or its designee) on behalf of the Participant and such book entry shall be noted appropriately to record the restrictions on the Shares imposed hereby.

2.Restricted Stock.

(a)Rights with Regard to Restricted Stock: Restrictions on Transfer. The Participant will have the right to vote the Restricted Stock, to receive and retain any dividends payable to holders of record of Common Stock on and after the Grant Date (although such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Stock), and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to the Restricted Stock set forth in the Plan, with the exception that the Participant may not voluntarily or involuntarily sell, assign, transfer, pledge, exchange, encumber, hypothecate or otherwise dispose (each, a “Disposition”) of the Restricted Stock. Any attempted Disposition of the Shares in violation of the foregoing sentence or of the Plan shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

(b)Vesting. The Restricted Stock granted pursuant to Section 1 hereof shall vest and cease to be “Restricted Stock” in three equal installments on each of the first, second and third anniversaries of the Grant Date (the “Vesting Dates”); provided that the Participant has not incurred a Termination of Service prior to the applicable Vesting Date. There shall be no proportionate or partial vesting in the periods between the Vesting Dates.

(c)Forfeiture. Except as expressly provided in Section 2(d) below, the Participant shall forfeit to the Company, without compensation, any and all unvested Restricted Stock upon the Participant’s Termination of Service for any reason.

(d)Acceleration.

(i)
If, on or prior to [•], either (A) the Participant incurs a Termination of Service by the Company due to the termination of Participant’s employment with Ares Operations LLC (an affiliate of the manager of the Company) by Ares Operations LLC without Cause (as defined in [•]) or (B) (x) there is a Change of Control (as defined below) and (y) concurrently therewith or during the six (6) months thereafter the Participant incurs a Termination of Service by or at the direction of the Company (other than due to the termination of Participant’s employment with Ares Operations LLC by Ares Operations LLC for Cause), 100% of the Restricted Stock unvested as of the date of such Termination of Service shall vest on such Termination of Service, which shall be a Vesting Date.

(ii)
If, prior to a Change of Control and on or prior to [•], the Participant incurs a Termination of Service due to the termination of Participant’s employment with Ares Operations LLC by the Participant for Good Reason (as defined in [•]), any unvested portion of the Restricted Stock scheduled to vest during the twelve (12) months immediately following the date of such Termination of Service shall vest on such Termination of Service, which shall be a Vesting Date.

(iii)	For purposes of this Section 2(d), “Change of Control” means the occurrence of any of the following events has occurred:

(a)any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act of 1934) unrelated to Ares Management LLC or its affiliates shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act of 1934), directly or indirectly, of a percentage of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors, of fifty percent (50%) or more;

(b)the consummation of a merger or consolidation of the Company with or into another entity unrelated to Ares Management

LLC or its affiliates or any other reorganization of the Company pursuant to which the Company is not the surviving entity following such merger, consolidation or reorganization; or

(c)a transfer of all or substantially all of the Company’s assets (excluding any transfer in connection with any securitization transaction or any repurchase or other similar transactions); provided that, notwithstanding anything to the contrary herein, any event that does not result in a Change of Manager Event will not constitute a Change of Control.

“Change of Manager Event” means Ares Management, L.P. or any of its affiliates ceases to be the manager of the Company.
(e)Withholding. Notwithstanding anything herein to the contrary, as a condition precedent to the vesting of the Restricted Stock pursuant to Section 2(b) and 2(d), the Participant shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable federal, state, local or other taxes of any kind that the Company is required to withhold with respect to the vesting of the Restricted Stock.

(f)Section 83(b). If the Participant properly elects (as permitted by Section 83(b) of the Code) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of such Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state, local or other taxes of any kind that the Company is required to withhold with respect to the Restricted Stock. The Participant acknowledges that it is his or her sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if he or she elects to utilize such election.

(g)Certificates. If, after the Grant Date, certificates are issued with respect to the Shares, such issuance and delivery of certificates shall be in accordance with the applicable terms of the Plan.

3.Rights to Employment or Other Service. Nothing in the Plan or in this Agreement shall confer on any person any right to continue in the employ or other service of the applicable Participating Company or interfere in any way with the right of the applicable Participating Company and its stockholders to terminate such person’s employment or other service at any time.

4.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

5.Amendment. The Board or the Committee may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement to comply with any applicable law and may also amend, suspend or terminate this Agreement subject to the terms of the Plan. Except as otherwise provided in the Plan, no amendment, modification or waiver of any of the provisions of this Agreement shall be effective unless in writing by the party against whom it is sought to be enforced.

6.Notices. All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the applicable Participating Company.

7.Miscellaneous.

(a)This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

(b)This Agreement shall be governed and construed in accordance with the laws of Maryland (regardless of the law that might otherwise govern under applicable Maryland principles of conflict of laws). With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby, each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of (i) the United States District Court for the District of Maryland or (ii) in the event that such court lacks jurisdiction to hear the claim, the state courts of Maryland located in Baltimore, Maryland (the “Selected Courts”), and waives any objection to venue being set in the Selected Courts, whether based on the grounds of forum non conveniens or otherwise, and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts.

(c)EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THE PLAN OR THIS AGREEMENT.

(d)This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

(e)The failure of any party hereto at any time to require performance or insist on strict compliance by another party of any provision of this Agreement shall not affect the right of such party to require performance of or compliance with that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(f)This Agreement, together with the Plan, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.
ARES COMMERCIAL REAL ESTATE CORPORATION
By:
Name: ____________________________________
Title: _____________________________________

PARTICIPANT

Name: ________________________